Exhibit 4.2

AMENDED AND RESTATED MDP REGISTRATION AGREEMENT

This AMENDED AND RESTATED MDP REGISTRATION AGREEMENT (this “Agreement”), dated as of December 22, 2009, is by and among Madison Dearborn Capital Partners III, L.P., a Delaware limited partnership (“MDCP”), Madison Dearborn Special Equity III, L.P., a Delaware limited partnership (“MDSE”), Special Advisors Fund I, LLC, a Delaware limited liability company (“SAF” and, together with MDCP and MDSE, the “Investors”), and Ruth’s Hospitality Group, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Investors and the Company are party to that certain Registration Agreement, dated as of September 17, 1999 (as the same has been amended to date, the “Existing Agreement”); and

WHEREAS, the Company and the holders of a majority of the Registrable Securities (as such term is defined by the Existing Agreement) desire to amend and restate the Existing Agreement pursuant to Section 12(b) thereof by entering into this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“BRS” shall have the meaning set forth in Section 11 hereof.

“BRS Registration Agreement” shall have the meaning set forth in Section 11 hereof.

“Common Stock” shall mean Common Stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Demand Registration” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Existing Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Holder” shall mean a holder of Registrable Securities and any transferee or assignee who receives Registrable Securities and agrees to become bound by the provisions of this Agreement in accordance with Section 12(c).

“Holder Indemnified Party” shall have the meaning set forth in Section 6(a) hereof.

“Indemnified Party” shall have the meaning set forth in Section 6(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 6(c) hereof.

“Investors” shall have the meaning set forth in the preamble to this Agreement.

“Other Shareholders” shall have the meaning set forth in Section 2(c).

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning set forth in Section 3(a) hereof.

“Registrable Securities” shall mean any shares of Common Stock issued to any of the Investors and any additional shares of Common Stock that are issued or issuable upon the conversion or exercise of any warrant, right or other security that is issued by way of a dividend, stock split, recapitalization or other distribution in respect of such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) they are sold pursuant to an effective Registration Statement under the Securities Act, (b) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), (c) they shall have ceased to be outstanding or (d) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration” shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed in connection therewith) and the declaration or ordering of effectiveness of such registration statement by the SEC.

“Registration Expenses” shall mean all costs and expenses incurred by the Company in connection with its performance of or compliance with its obligations hereunder, including, (a) registration and filing fees, (b) processing, duplicating and printing expenses, (c) fees and disbursements of counsel for the Company, (d) fees and expenses of one counsel for all the Holders (which counsel shall be chosen by the Investors), (e) blue sky fees and expenses (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities) and (f) the fees and expenses for independent certified public accountants retained by the Company incident to or required by any such Registration (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested, but not the cost of any audit other than a year end audit), but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning set forth in Section 2(a) hereof.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 415” shall mean Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all stamp duty and transfer taxes, if any, and all fees and disbursements of counsel retained by any Holder (other than the reasonable fees and expenses of one counsel for all the Holders, which fees and expenses are included in the definition of Registration Expenses).

“Shelf Registration Statement” shall mean any Registration Statement filed pursuant to Rule 415 in connection with offerings to be made on a delayed or continuous basis.

“Suspension Period” shall have the meaning set forth in Section 2(b) hereof.

Section 2. Demand Registration.

(a) Requested Registration. If at any time on or after the date hereof, the Company shall receive a written request from the Holders of a majority of the then outstanding Registrable Securities (the “Requesting Holders”) that the Company effect a Registration with respect to all or a part of the Registrable Securities (a “Demand Registration”), the Company will:

(i) within ten (10) Business Days give written notice of the proposed Demand Registration to all other Holders; and

(ii) as soon as practicable, use commercially reasonable efforts to effect such Demand Registration on Form S-3 (or any successor form thereto) or another appropriate form for such purpose if the Company is not then eligible to use Form S-3 (which such Demand Registration may at the option of the Requesting Holders be a Shelf Registration Statement) to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request received by the Company within ten (10) Business Days after written notice from the Company is given under Section 2(a)(i) above; provided that the Company shall only be obligated to effect five (5) Demand Registrations pursuant to this Section 2 and the Company shall not be obligated to effect, or take any action to effect:

(A) any such Demand Registration pursuant to this Section 2, if the Registrable Securities requested by all Holders to be registered pursuant to any such request have an anticipated aggregate public offering price (after deduction of any Selling Expenses) of less than $500,000; and

(B) any such Demand Registration pursuant to this Section 2 of any Registrable Securities if such Registrable Securities are then covered by another effective Registration Statement.

(b) Notwithstanding anything in Section 2(a), the Company shall not be obligated to effect, or take any action to effect, or maintain as continuously effective a Shelf Registration Statement if the Company shall furnish to the Holder(s) a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the board of directors of the Company, as a result of a pending material corporate development, it would be seriously detrimental to the Company or its stockholders to file the Registration Statement or to maintain its effectiveness or to permit the continued use thereof, in which case the Company’s obligation to use its commercially reasonable efforts to comply with Section 2(a) shall be deferred for a period (or several periods) not to exceed ninety (90) days in the aggregate in any twelve (12) month period (a “Suspension Period”). In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to such Registration Statement in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify the Holders when the Registration Statement may once again be used or be filed and/or become effective. The Company shall not be permitted to deliver a notice of suspension, nor exercise its rights of suspension under this Section 2(b), more than twice during any twelve (12) month period.

(c) The Registration Statement filed pursuant to the request of the Requesting Holders pursuant to Section 2(a) may, subject to the priority of the Holders to include their Registrable Securities prior to any other equity securities of the Company being registered, include other equity securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their equity securities in any such Registration (“Other Shareholders”). If such Demand Registration is an underwritten public offering, the Company will include in such registration: (A) first, all securities of the Requesting Holders exercising “demand” registration rights pursuant to Section 2(a); (B) second, up to the full amount of securities requested to be included in such Demand Registration by such Holders having registration rights on a pari passu basis with the Requesting Holders exercising such “demand” registration rights, allocated pro rata among such Holders, on the basis of the amount of securities requested to be included therein by each such Holder; (C) third, up to the full amount of equity securities proposed to be included in the Registration by the Company and (D) fourth, up to the full amount of equity securities requested to be included in such Registration by any Other Shareholders having registration rights on a pari passu basis, allocated pro rata among such Other Shareholders, on the basis of the amount of securities requested to be included therein by each such Other Shareholder, so that the total amount of securities to be included in such underwritten offering is the full amount that, in the view of the managing underwriter, can be sold without adversely affecting the success of such underwritten offering.

(d) If the Requesting Holders intend that the Registrable Securities covered by the request for a Demand Registration shall be distributed by means of an underwritten public offering, the Requesting Holders will so advise the Company as a part of such request, and the Company will include such information in the notice sent by the Company to the other Holders pursuant to Section 2(a)(i) above with respect to such request. In such event, the lead underwriter to administer the offering will be chosen by the Requesting Holders, subject to the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(e) No request for a Demand Registration will count for purposes of the limitations set forth in this Section 2 if (i) the Requesting Holders determine in good faith to withdraw the proposed Demand Registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company (provided that the Requesting Holders shall then pay all of the Company’s reasonable out-of-pocket expenses incurred in connection with such Demand Registration), (ii) the Registration Statement relating to such request is not declared effective within 180 days of the date such Registration Statement is first filed with the SEC (other than solely by reason of the Requesting Holders having refused to proceed or provide any required information for inclusion therein) and the Requesting Holders withdraw such request prior to such Registration Statement being declared effective, (iii) prior to the sale of at least 90% of the Registrable Securities included in the applicable Demand Registration relating to such request, such Demand Registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Requesting Holders’ reasonable satisfaction within thirty (30) days of the date of such order, or (iv) more than 33.33% of the Registrable Securities requested by the Requesting Holders to be included in the Demand Registration are not so included pursuant to Section 2(c).

Section 3. Piggy-Back Registration.

(a) Inclusion in Registration. If at any time on or after the date hereof, the Company shall determine to register any of its securities either for its own account or for the account of any Other Shareholders in any public offering, other than a Registration Statement on Form S-4 or Form S-8 (or any successor form thereto), or shall determine to conduct an underwritten takedown from a previously filed Shelf Registration Statement (which such Shelf Registration Statement permits secondary sales or could, upon the filing of a post-effective amendment thereto, be amended to permit such secondary sales) (in each case, a “Piggyback Registration”), the Company will:

(i) at least ten (10) Business Days prior to filing the Registration Statement or at least ten (10) Business Days prior to the proposed commencement of such underwritten takedown give to each of the Holders a written notice thereof; and

(ii) include in such Piggyback Registration, and in any underwriting involved therein, all or such portion of the Registrable Securities specified in a written request or requests, made by the Holders within five (5) Business Days after receipt of the written notice from the Company described in Section 3(a)(i) above, except as set forth in Section 3(b) below.

(b) Underwriting. If the Piggyback Registration of which the Company gives notice is an underwritten public offering, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each of the Holders to Registration pursuant to this Section 3 shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such Piggyback Registration shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding the foregoing, if the managing underwriter of such underwritten public offering advises that, in its view, the total amount of securities that the Company, the Holders and any Other Shareholders propose to include in such offering is such as to adversely affect the success of such underwritten offering, then:

(i) if such Piggyback Registration is a primary registration by the Company for its own account, the Company will include in such Piggyback Registration: (A) first, all securities to be offered by the Company; (B) second, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders and any Other Shareholders having registration rights on a pari passu basis, allocated pro rata among such holders, on the basis of the amount of securities requested to be included therein by each such holder; and (C) third, up to the full amount of securities requested to be included in such Piggyback Registration by any Other Shareholders in accordance with the priorities, if any, then existing among the Company and the Other Shareholders so that the total amount of securities to be included in such underwritten offering is the full amount that, in the view of such managing underwriter, can be sold without adversely affecting the success of such underwritten offering; and

(ii) if such Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company will include in such registration: (A) first, all securities requested to be included in such Piggyback Registration by Persons exercising “demand” registration rights; (B) second, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders and any Other Shareholders having registration rights on a pari passu basis with the Persons exercising such “demand” registration rights, allocated pro rata among such Holders and Other Shareholders, on the basis of the amount of securities requested to be included therein by each such Holder and Other Shareholder; (C) third, up to the full amount of securities proposed to be included in the registration by the Company; and (D) fourth, up to the full amount of securities requested to be included in such Piggyback Registration by the Other Shareholders in accordance with the priorities, if any, then existing among the Company and the Other Shareholders so that the total amount of securities to be included in such underwritten offering is the full amount that, in the view of such managing underwriter, can be sold without adversely affecting the success of such underwritten offering.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Piggyback Registration initiated by it under this Section 3 prior to the effectiveness of such Piggyback Registration or the pricing of any underwritten takedown whether or not any Holder has elected to include Registrable Securities in such Piggyback Registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom at any time prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or the pricing of any underwritten takedown by providing prompt written notice to the Company and the underwriter or the representative of the underwriters of such withdrawal. The Registrable Securities or other Securities so withdrawn shall also be withdrawn from Registration.

Section 4. Registration Expenses. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Agreement, whether or not any Registrable Securities are sold pursuant to a Registration Statement, shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of their shares so registered, other than fees and expenses of counsel, which, to the extent not included in Registration Expenses, shall be borne by the Holder incurring such fees and expenses of counsel (or if incurred by a Holder or Holders on behalf of one or more Holders, pro rata on the basis of the amounts of their shares so Registered).

Section 5. Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) permit one legal counsel to the Holders (which counsel shall be chosen by the Holders) with an opportunity to review and comment upon each Registration Statement and any related prospectus included therein at least five (5) Business Days prior to their initial filing with the SEC and upon all amendments and supplements thereto such lesser period prior to their filing with the SEC as shall be reasonable and appropriate under the circumstances, and the Company shall not file any documents to which such legal counsel to the Holders reasonably objects in writing (it being agreed that such writing may for this purpose be in electronic format); provided that any fees and expenses of such counsel shall be borne by the parties as provided in Section 4;

(b) furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, and if requested by such Holder, all documents incorporated therein by reference and all exhibits thereto, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus or prospectus supplement, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder. The Company hereby consents to the use of each such prospectus and each amendment or supplement thereto by each of the Holders whose Registrable Securities are included in any Registration Statement in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto;

(c) notify each Holder of Registrable Securities covered by such Registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes financial statements that are ineligible for inclusion therein or an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to Section 5(a), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each such Holder (or such other number of copies as such Holder may reasonably request). The Company shall also promptly notify each Holder of Registrable Securities covered by such Registration in writing (i) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed, and when a Registration Statement or any post-effective amendment has been declared effective (notification of such effectiveness shall be delivered by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate, and (iv) when the SEC notifies the Company whether there will be a “review” of a Registration Statement and whenever the SEC comments in writing on a Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto);

(d) notify each Holder whose Registrable Securities are included in any Registration Statement of the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction. If such an order or suspension is issued, the Company shall procure the withdrawal of such order or suspension at the earliest possible moment and shall notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(e) reasonably cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as such Holders may reasonably request and registered in such names as such Holders may request. In connection therewith, if required by the Company’s transfer agent, the Company shall, promptly after the effectiveness of a Registration Statement, cause an opinion of counsel as to the effectiveness of such Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the Holder of such shares of Registrable Securities under such Registration Statement;

(f) make generally available to its security holders as soon as practicable an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning no later than the first Business Day of the Company’s fiscal quarter next following the effective date of the Registration Statement; provided that such requirement will be deemed to be satisfied if the Company timely files complete and accurate information on its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the Exchange Act;

(g) otherwise comply in all material respects with all applicable rules and regulations of the SEC that are applicable to the Company in connection with any Registration Statement and the disposition of all Registrable Securities covered by such Registration Statement;

(h) in connection with any underwritten Registration or takedown therefrom, furnish, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for purposes of such Registration or takedown therefrom, in form and substance as is customarily given to underwriter(s) in an underwritten public offering and reasonably satisfactory to the underwriter(s), addressed to the underwriter(s) and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriter(s) in an underwritten public offering and reasonably satisfactory to the underwriter(s), addressed to the underwriter(s);

(i) enter into such customary agreements (including underwriting agreements and lock up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the Holders whose Registrable Securities are included in any Registration Statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities (including making members of management and executives of the Company available to participate in “road show,” similar sales events and other marketing activities);

(j) use commercially reasonable efforts to (i) prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of by the Holders whose Registrable Securities are included in such Registration Statement in accordance with the intended methods of disposition set forth in such Registration Statement; (ii) cause the related prospectus to be amended or supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by each Registration Statement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto;

(k) if requested by any Holder whose Registrable Securities are included in any Registration Statement, or the underwriters, if any, promptly include in a prospectus supplement or amendment such information as such Holder or underwriters, if any, may reasonably request in order to permit the intended method of distribution of such Registrable Securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request;

(l) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Holders whose Registrable Securities are included in any Registration Statement in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of those jurisdictions within the United States as any such Holder reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the term of this Agreement and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

(m) list such Registrable Securities on any national securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and

(n) take all other reasonable actions necessary to expedite and facilitate disposition by the Holders whose Registrable Securities are included in any Registration Statement pursuant to such Registration Statement.

Section 6. Indemnification.

(a) To the fullest extent permitted by law, the Company will indemnify each of the Holders, each of its officers, directors, agents, partners, members, stockholders and employees of each such Person, and each Person, if any, who controls each of the Holders within the meaning of the Securities Act or Exchange Act, (each, a “Holder Indemnified Party”), with respect to each Registration which has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement filed with the SEC in connection with such Registration, including any preliminary prospectus or final prospectus contained therein, any amendments or supplements thereto or any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) related thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder Indemnified Party for any legal fees and any other costs and expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information regarding such Holder Indemnified Party furnished to the Company by such Holder Indemnified Party expressly for use in such Registration Statement.

(b) To the fullest extent permitted by law, each of the Holders will, if Registrable Securities held by it are included in the securities as to which any Registration pursuant to this Agreement is being effected, indemnify the Company, each of its directors and officers, each Person who controls the Company within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement filed in connection with such Registration, including any preliminary prospectus or final prospectus contained therein, any amendments or supplements thereto or any “issuer free writing prospectus” related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, its directors and officers and Persons who control the company for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is actually made in such Registration Statement, including any preliminary or final prospectus contained therein, any amendments or supplements thereto or any “issuer free writing prospectus” related thereto, in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder expressly for use in such Registration Statement; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the gross proceeds after deduction of underwriting discounts and commissions, but before deduction of any other expenses, received by such Holder for securities sold in such Registration as contemplated herein.

(c) Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless (i) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action or (ii) the Indemnifying Party shall have failed promptly to assume the defense of any such action, in which case the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party and the Indemnifying Party shall not have the right to assume the defense thereof), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (B) requires anything from the Indemnified Party other than the payment of money damages that the Indemnifying Party has agreed to pay in full. Each Indemnified Party shall, at the expense of the Indemnifying Party, furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) under the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(f) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of any Indemnified Party against the Indemnifying Party or others and (ii) any liabilities the Indemnifying Party may be subject to pursuant to law.

Section 7. Obligations of Holders.

(a) It shall be a condition precedent to the obligation of the Company to effect any Registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such Registration including, without limitation, all such information as may be requested by the SEC.

(b) Each Holder, by such Holder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d) or the commencement of any Suspension Period pursuant to Section 2(b), such Holder will immediately discontinue the disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(d) or the termination of the Suspension Period, and, if so directed by the Company, such Holder shall (at the expense of the Company) deliver to the Company, or destroy all copies in such Holder’s possession of, any prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 8. Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees, as long as Registrable Securities remain outstanding, to use reasonable best efforts to: (a) at all times after the date of this Agreement, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and (c) so long as a Holder owns any Registrable Securities, furnish to such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144.

Section 9. Termination of Registration Rights. The registration rights set forth in this Agreement shall not be available to any Holder, and the obligations of the Company set forth in Section 8 shall not pertain to any Holder once such Holder no longer owns any Registrable Securities.

Section 10. Lock-Up Agreement. Subject to the provisions hereof, in the event the Company proposes to enter into an underwritten public offering, each Holder agrees to enter into a customary agreement with the underwriter or underwriters not to effect any sale or distribution of the Common Stock of the Company, or any securities convertible, exchangeable or exercisable for or into Common Stock, during the period reasonably requested by such underwriter; provided that such Holders shall not be so obligated unless the Company and each other stockholder owning 5% or more of the Company’s outstanding Common Stock participating in such offering enter into the same or comparable lock-up agreement for the same period.

Section 11. Other Registration Rights. The Company covenants that it will not grant to any Person any right of registration under the Securities Act relating to any of its securities other than pursuant to this Agreement and the Registration Rights Agreement to be entered into with Bruckmann, Rosser, Sherrill & Co, a Delaware limited partnership, and BRS Coinvestor III, L.P., a Delaware limited partnership (collectively, “BRS”), in the form attached as an exhibit to the Securities Purchase Agreement dated as of December 22, 2009 by and among the Company and BRS (the “BRS Registration Agreement”) unless consented to in writing by Persons holding a majority of the Registrable Securities and by the Persons holding a majority of the Registrable Securities then held by the Investors. The Company further covenants that it will not amend the BRS Registration Agreement (either before or after its effectiveness) unless consented to in writing by Persons holding a majority of the Registrable Securities and by the Persons holding a majority of the Registrable Securities then held by the Investors. With respect to relative priority in Piggyback Registrations, the Investors hereby agree that the Holders (as defined in the BRS Agreement) shall be deemed “Other Shareholders having registration rights on a pari passu basis” for purposes of Sections 3(b)(i) and 3(b)(ii) of this Agreement. In the event that the Company has more than one effective Shelf Registration Statement in place and it receives competing requests for underwritten takedowns from such Registration Statements, the Investors hereby agree that priority shall be given to the Person at whose direction or pursuant to whose right the Shelf Registration Statement was originally filed.

Section 12. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(b) Notices. All notices, demands, instructions, waivers, consents or other communications to be provided pursuant to this Agreement shall be in writing, shall be effective upon receipt, and shall be sent by hand, facsimile, air courier or certified or registered mail, return receipt requested, as follows:

(i)	if to the Company:

Ruth’s Hospitality Group, Inc.

500 International Parkway Heathrow, Florida 32746

Attention: Chief Financial Officer

Facsimile: (407) 833-9625

(ii)	if to the Investors:

c/o Madison Dearborn Partners, LLC

Three First National Plaza, Suite 4600

Chicago, Illinois 60602

Attention: Mark B. Tresnowski

Facsimile: (312) 895-1276

(iii)	if to any other Person who is then a registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties. The registration rights set forth in this Agreement may not be assigned, in whole or in part, to any person without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(d) Counterparts. This Agreement may be signed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings and Section References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified herein, references to Sections and clauses shall be references to Sections and clauses of this Agreement.

(f) Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated except to the extent necessary to delete such invalid, illegal, void or unenforceable provision unless the provision held invalid, illegal, void or unenforceable shall substantially impair the benefits of the remaining portions of this Agreement.

(h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

(j) Submission to Jurisdiction. The Company and each of the Investors irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Illinois sitting in Cook County and of the United States District Court of the Northern District of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment in connection herewith, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated MDP Registration Agreement to be duly executed as of the date first above written.

RUTH’S HOSPITALITY GROUP, INC.

By:	/s/ Michael P. O’Donnell
Name:	Michael P. O’Donnell
Title:	President and CEO

MADISON DEARBORN CAPITAL PARTNERS III, L.P.

By:	Madison Dearborn Partners III, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Its:	Managing Director

MADISON DEARBORN SPECIAL EQUITY III, L.P.

By:	Madison Dearborn Partners III, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Name:	Robin P. Selati
Its:	Managing Director

SPECIAL ADVISORS FUND I, LLC

By:	Madison Dearborn Partners III, L.P.
Its:	Manager

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Name:	Robin P. Selati
Its:	Managing Director